UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2024

Neuraxis, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41775	45-5079684
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11611 N. Meridian Street, Suite 330 Carmel, IN 46032
(Address of principal executive offices)

Registrant’s telephone number, including area code: (812) 689-0791

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	NRXS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On April 9, 2024, NeurAxis, Inc. (the “Company”) reported its financial results for the year ended December 31, 2023. A copy of the press release issued by the Company in this connection is furnished herewith as Exhibit 99.1.

The information in this Item in this Current Report on Form 8-K and Exhibit 99.1 attached hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, regardless of any general incorporation language in such filing.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 4, 2024, the Board of Directors (the “Board”) of the Company, upon the recommendation of the Audit Committee of the Board and after discussion with management, concluded that the Company’s previously issued unaudited financial statements as of and for the three and nine months period ended September 30, 2023 filed with the Securities and Exchange Commission on November 20, 2023, should no longer be relied upon and should be restated due to the identification of a material accounting error. In connection with the annual independent audit and preparation of the Company’s financial statements as of and for the year ended December 31, 2023, management identified the material accounting error in the unaudited interim financial statements as of and for the three and nine month periods ended September 30, 2023 relating to the improper classification of the reduction of the fair value of warrant liabilities as a reduction to the extinguishment of debt charge on the Statement of Operations rather than an increase to additional paid in capital on the Balance Sheet.

Upon the consummation of the Company’s initial public offering (the “IPO”) on August 8, 2023, the exercise price of certain warrants issued prior to the IPO became known. As a result of the exercise price becoming known, our warrant liability was reduced by $3,721,007. This warrant liability reduction should have triggered a reclassification to additional paid in capital instead of an extinguishment of debt charge. This accounting error resulted (i) in a $3,721,007 understatement of the extinguishment of debt expense on the Statement of Operations, (ii) in a $3,721,007 understatement of the net loss on the Statement of Operations, and (iii) in a $3,721,007 understatement of additional paid in capital on the Balance Sheet as of and for the three and nine month periods ended September 30, 2023.

The Board concluded that it is appropriate to correct the accounting errors in the Company’s unaudited financial statements as of and for the three and nine month periods ended September 30, 2023 because the errors are material. The Company will disclose in its upcoming Form 10-K for the year ended December 31, 2023, the restated unaudited financial statements as of and for the three and nine month periods ended September 30, 2023 and a material weakness on its internal controls over financial reporting.

These matters did not involve any misconduct with respect to the Company, its management or employees. The error does not change the cash position of the Company as of September 30, 2023.

The Company’s management and Board have discussed the matter disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with the Company’s independent registered public accounting firm, Rosenberg Rich Baker Berman P.A.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated April 9, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Cautionary Note Regarding Forward-Looking Statements.

This Current Report on Form 8-K includes information that constitutes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the Company’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. Such forward-looking statements include statements regarding the timing of the filing of the aforementioned periodic reports. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. A variety of factors could cause actual events and results to differ materially from those expressed in or contemplated by the forward-looking statements, including the risk that the completion and filing of the restated unaudited financial statements as of and for the three and nine month periods ended September 30, 2023 in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 will take longer than expected and that additional information may become known prior to the expected filing of the aforementioned periodic reports with the SEC. Other risk factors affecting the Company are discussed in detail in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2024	NEURAXIS, INC.

	By:	/s/ Brian Carrico
	Name:	Brian Carrico
	Title:	President and Chief Executive Officer